WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P
                                     ENERGY PLAZA
                                  1601 BRYAN STREET
                                 DALLAS, TEXAS  75201


                                                       Exhibit 5(a)


                                                       May 24, 1999


          Texas Utilities Company,
            doing business as TXU Corp
          Energy Plaza
          1601 Bryan Street
          Dallas, Texas 75201

          Ladies and Gentlemen:

               Reference is made to the Registration Statement (Registration Statement) on Form S-3 to be filed by Texas Utilities Company, doing business as TXU Corp (Company), and TXU Capital II, TXU Capital III and TXU Capital IV (Trusts) on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of (i) securities (Securities) in an aggregate offering amount of $510,000,000, including (a) unsecured debt securities (Debt Securities) of the Company to be issued pursuant to the terms of one or more indentures (each a Debt Securities Indenture); (b) shares of one or more series of the Company's preference stock, $25 par value per share (Preference Stock); and
          (c) preferred trust securities (Preferred Trust Securities) of one or more of the Trusts; (ii) the guarantee of the Company with respect to the Preferred Trust Securities (the Guarantee); and
          (iii) the Company's Junior Subordinated Debentures (Subordinated Debentures) to be issued pursuant to the terms of an indenture (Subordinated Indenture) and purchased by one or more of the Trusts with the proceeds of the sale of Preferred Trust Securities. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

               Based upon the foregoing, we are of the opinion that:

               1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

               2. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company will have been taken when:

                    a. A Debt Securities Indenture with respect to such Debt Securities shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under such Debt Securities Indenture; and

                    b. The Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of such Debt Securities Indenture, as may be necessary to establish the terms of such Debt Securities, and such Debt Securities shall have been issued and delivered in accordance with the terms and provisions of such Debt Securities Indenture.

               3. All requisite action necessary to make the Preference Stock, at the time it is issued, legally issued, fully paid and non-assessable will have been taken when:

                    a. The Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to establish the relative rights and preferences of the Preference Stock, as set forth in or contemplated by the Registration Statement, the exhibits thereto and any prospectus supplement relating to the Preference Stock, and to authorize such other action as may be necessary to the consummation of the issuance and sale of the Preference Stock;

                    b. A statement with respect to the resolutions establishing the Preference Stock shall have been filed with the Secretary of State of Texas in the form and manner required by law; and

                    c. The Preference Stock shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

               4. All requisite action necessary to make the Guarantee a valid, legal and binding obligation of the Company will have been taken when the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action as may be necessary to establish the terms of the Guarantee and the Guarantee shall have been duly executed and delivered by the parties thereto.

               5. All requisite action necessary to make the Subordinated Debentures valid, legal and binding obligations of the Company will have been taken when:

                     a. The Subordinated Indenture shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under the Subordinated Indenture; and

                    b. The Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of the Subordinated Indenture, as may be necessary to establish the terms of the Subordinated Debentures, and the Subordinated Debentures shall have been issued and delivered in accordance with the terms and provisions of the Subordinated Indenture.

                    We are members of the State Bar of Texas and do not hold ourselves out as experts on the laws of New York. As to all matters of New York law, we have with your consent relied upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP of New York, New York.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name as counsel in the Registration Statement and as authority for certain of the statements contained, or incorporated by reference, therein.

                                                  Very truly yours,



                                                  WORSHAM, FORSYTHE &
                                                  WOOLDRIDGE, L.L.P.



                                                  By:  /s/ T.A. Mack
                                                     -------------------
                                                       A Partner